SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934, as amended

Check the appropriate box:

   X .

Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

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Definitive Information Statement

OICCO ACQUISITION I, INC.

(Name of Registrant as Specified In Its Charter)

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   X .

No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

OICCO ACQUISITION I, INC.
4412 8th St. SW

Vero Beach, FL 32968

To the Stockholders of OICco Acquisition I, Inc.:

On December 5, 2011, our Board of Directors adopted a resolution to amend our Certificate of Incorporation to change our name to “LIBERTY AUTOMOTIVE GROUP, INC.” (the “Amendment”) and to increase the authorized capital to two hundred million (200,000,000) shares of Common Stock of the par value of ($.0001) each, and fifty million (50,000,000) shares of Preferred Stock of the par value of ($.0001).

All of the foregoing matters are described in more detail in the attached Information Statement, and all capitalized terms are defined therein as well.

On December 5, 2011, the holders of 80% of our common stock approved the Amendment by written consent. This information statement is first being mailed to you on or about December ___, 2011 and we anticipate the effective date of the actions to be January __, 2012, which approval will be more than twenty (20) days from the date of the mailing of this Information Statement.

This Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described therein.  However, we encourage you to read the Information Statement carefully.

Sincerely,

/s/ Joshua Sisk

Joshua Sisk, President

Vero Beach, Florida

December 5, 2011

OICCO ACQUISITION I, INC.
4412 8th St. SW

Vero Beach, FL 32968

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING

This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the Board of Directors (the “Board”) of OICco Acquisition I, Inc. (the “Company,” “we”, “our” or “us”) to the holders of our common stock, $0.0001 par value per share (the “Common Stock”) at December 5, 2011 (the “Record Date”) in connection with the following matters:

•

The filing of the Certificate of Incorporation of Liberty Automotive Group, Inc. (the “Amendment”), in the form attached hereto as Annex A, which will (i) change the name of the Company to LIBERTY AUTOMOTIVE GROUP, INC. and increase the authorized capitalization to two hundred million (200,000,000) shares of Common Stock of the par value of ($.0001) each, and fifty million (50,000,000) shares of Preferred Stock of the par value of ($.0001).

Pursuant to Delaware General Corporation Law, any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law these proposals may not be effected until at least twenty (20) days after this Information Statement has first been sent to our stockholders, at which time, we intend to file the Amendment with the Delaware Secretary of State.

Our Board obtained the required approval for the Amendment and restatement by means of a written consent of stockholders on or about December 5, 2011.  A meeting to approve the Amendment is therefore unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about December __, 2011, to the holders of our outstanding common stock as of the Record Date.

ABOUT THE INFORMATION STATEMENT

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

OICCO ACQUISITION I, INC.

4412 8th St. SW

Vero Beach, FL 32968

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the close of business on the Record Date of the approval of the Amendment.  One stockholder holding 80% of the Company’s outstanding common stock will consent to the Amendment and the restatement pursuant to a written consent dated on or about December 5, 2011.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock as of record on the close of business on the Record Date, which is December 5, 2011, will be entitled to notice of the approval of the Amendment and the restatement.  Under the Delaware General Corporation Law, all the activities requiring stockholders approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Amendment and the restatement is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the common stock, each of whom is entitled to one vote per share. As of the record date, 5,000,000 shares of common stock were issued and outstanding.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our common stock outstanding on the Record Date is required for approval of the Amendment. The approval of such majority was obtained pursuant to a written consent dated on or about December 5, 2011.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 100,000,000 shares of common stock, of which 5,000,000 shares were issued and outstanding.  Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.  The following shareholder (holding the indicated number of shares) voted in favor of the proposals:

Holder	Number of Shares	Percentage
Joshua Sisk	4,000,000	80.00%

TOTAL	4,000,000	80.00%

Pursuant to Rule 14c-2 under the Exchange Act, the Amendment will not be effected until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the Amendment will be filed with the Secretary of State of the State of Delaware on or about the close of business on January __, 2012. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.  This Information Statement will serve as written notice to stockholders pursuant to the Delaware General Corporation Law Sections 141, 228, 242.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of December 5, 2011 by: (1) each person who is a beneficial owner of more than 5% of the Company’s common stock, (2) each of the Company’s directors, (3) each of the Company’s named executive officers, and (4) all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and includes voting and investment power with respect to the securities. Except as indicated in the footnotes to the table below and to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  As of the Record Date, we had 5,000,000 issued and outstanding shares of common stock.

Unless otherwise indicated, the address of each listed person is in care of us at OICCO ACQUISITION I, INC., 4412 8th St. SW, Vero Beach, FL 32968.

Holder	Number of Shares	Title and Class	% Ownership
Joshua Sisk	4,000,000	Common Stock	80.00

Holder	Number of Shares	Title and Class	% Ownership
Officers and Directors as a Group	4,000,000	Common Stock	80.00

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 5, 2011, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentage based upon 5,000,000 shares of common stock outstanding.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers, and individuals who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Such persons are required by applicable regulations to furnish us with copies of all Section 16(a) reports that they file.

To the Company’s knowledge, based solely on the review of the copies of such reports furnished to the Company, all of the Company’s directors, officers and 10% stockholders have complied with the applicable Section 16(a) reporting requirements for the fiscal year ended December 31, 2010.

ACTION 1 —APPROVAL OF AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME AND INCREASE AUTHORIZED

The management of the Company believes that, in order to position the Company for future growth and to enable future sources of financing, certain changes were needed to the Company’s Certificate of Incorporation.  These changes include the following, and reference is made to Annex A for a full copy of the proposed Amendment and Restatement of Certificate of Incorporation.

AMENDMENT CHANGE OF COMPANY NAME AND INCREASE AUTHORIZED

On December 5, 2011, one stockholder holding 80% of the voting power of the Company’s issued and outstanding common stock will execute a written consent in lieu of meeting authorizing our Board of Directors to change the Company’s name from OICco Acquisition I, Inc. to LIBERTY AUTOMOTIVE GROUP, INC.

Purpose of Amendment

The management of the Company believes that, in order to position the Company for future growth and to enable future sources of financing, certain changes were needed to the Company’s Certificate of Incorporation.  These changes include the following, and reference is made to Annex A for a full copy of the proposed Amendment and Restatement of Certificate of Incorporation.

General Effect of Amendment

Changing our name will not affect, in any way, the validity or transferability of currently outstanding stock certificates.  The cost of changing our name will be immaterial.  Upon the effectiveness of the Amendment with the Secretary of State of the State of Delaware, the name change and restatement will be effective.

COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is not currently traded.

Holders

As of December 5, 2011, 5,000,000 common shares of the Company’s common stock were held by 38 holders of record.

Dividends

We have never paid any dividends, and we do not anticipate any stock or cash dividends, and we do not anticipate any sock or cash dividends on our common stock foreseeable future.

DISSENTERS’ RIGHTS OF APPRAISAL

Pursuant to the Delaware General Corporation Law, no stockholder that objects to the Amendment will have any right to receive from us the fair value of his, her or its shares. The Delaware General Corporation Law provides that any provision of our amended Certificate of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.  The Amendment was adopted by the holders of a majority of the shares entitled to vote thereon.

ADDITIONAL INFORMATION

PLEASE READ THIS ENTIRE DOCUMENT.  Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the SEC.  These documents and other information can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.

By Order of the Board of Directors,

Joshua Sisk, President

Vero Beach, Florida

December 5, 2011

Annex A

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

OF

LIBERTY AUTOMOTIVE GROUP, INC.

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby state as follows:

ARTICLE ONE

The name of the Corporation is Liberty Automotive Group, Inc.

ARTICLE TWO

The address of the Corporation’s principal office in the State of Delaware is, 16192 Coastal Highway, Lewes, DE  and the name of its registered agent at such address is Harvard Business Services, Inc.

ARTICLE THREE

The duration of the Corporation shall be perpetual.

ARTICLE FOUR

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware corporation laws.

ARTICLE FIVE

The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be two hundred million (200,000,000) shares of Common Stock of the par value of ($.0001) each, and fifty million (50,000,000) shares of Preferred Stock of the par value of ($.0001) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

All shares of the Common Stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

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All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation In the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

ARTICLE SIX

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which initially shall consist of one director. The number of directors comprising the Board of Directors shall be fixed upon resolution of the Board of Directors and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation; except that , at no time shall there be less than one (1) director. The name, address and category of the initial member of the Board of Directors is Joshua Sisk, 4412 8th St. SW, Vero Beach, FL 32968.  Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

ARTICLE SEVEN

The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.

ARTICLE EIGHT

In the event that the Board of Directors of the Corporation determines that it is in the Corporation’s best interest to amend this Certificate of Incorporation, the Board of Directors shall adopt a resolution setting forth the proposed amendment and declaring its advisability and submit the matter to the stockholders entitled to vote thereon for the consideration thereof in accordance with the provision of the Delaware General Corporation Law and this Certificate of Incorporation. In the resolution setting forth the proposed amendment, the Board of Directors may insert a provision allowing the Board of Directors to later abandon the amendment, without concurrence by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Delaware Secretary of State.

ARTICLE NINE

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for: (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of dividends in violation of the Delaware General Corporation Law. Any repeal or modification of the provisions of this Article Nine by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification. If the Delaware Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided here, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law.

A-2

In the event that any of the provisions of this Article Nine (including any provision within a single sentence) is held by a court of competent jurisdiction to be valid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE TEN

The Corporation shall, to the fullest extent permitted by the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Bylaws, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Dated   December 5, 2011

Liberty Automotive Group, Inc.

/s/ Joshua Sisk

Joshua Sisk, President

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